As filed with the Securities and Exchange Commission on March 11, 1998
                                             Registration No.  ________________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)
           Florida                                59-1864440
   (State of incorporation)                  (I.R.S. Employer
                                            Identification No.)
                             1818 South Highway 441
                             Apopka, Florida  32703
                  (Address, of Principal Executive offices)

                                   SAWTEK INC.
                    STOCK OPTION PLAN FOR ACQUIRED COMPANIES
                            (Full title of the plan)

                                Steven P. Miller
                                   SAWTEK INC.
                             1818 South Highway 441
                              Apopka, Florida 32703
                     (Name and address of agent for service)

                                 (407) 886-8860
          (Telephone number, including area code, of agent for service)
                     ---------------------------------
                                   Copies to:

                             William A. Grimm, Esq.
                          Gray, Harris & Robinson, P.A.
                        201 East Pine Street, Suite 1200
                             Orlando, Florida 32801
                                 (407) 843-8880
                     ---------------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to   Amount to be Registered   Offering Price Per      Aggregate offering    Amount of Registration
      be Registered                                        Share                   Price                    Fee
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.0005 par value            1,000,000 shares         (1) $22.1875          (1) $22,187,500           (1) $6,723.49
--------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The offering price and registration fee are calculated by multiplying 1,000,000 shares by $22.1875 per share, which is the average of the bid and asked prices of the Company's shares of Common Stock on the Nasdaq National Market System on March 10, 1998.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Sawtek Inc. Second Stock Option Plan For Acquired Companies (the "Plan") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Certain Documents by Reference.

         SAWTEK INC. (the "Company") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         The description of the Common Stock, par value $.0005 per share ("Common Stock"), is contained in the registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Gray, Harris & Robinson, P.A., Orlando, Florida. William A. Grimm, a shareholder in Gray, Harris & Robinson, P.A. and Secretary of the Company, is the beneficial owner of 30,000 shares of Common Stock.

         Item 6.  Indemnification of Directors and Officers.

         The Company, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The Company's Articles of Incorporation (the "Articles") contain a provision entitling Directors and executive officers to be indemnified by the Company against claims which may arise out of their actions in such capacities to the fullest extent permitted by law. The Company has also secured insurance on behalf of its executive officers and Directors for certain liabilities which may arise out of their actions in such capacities.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER   DESCRIPTION

          4.1 --Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

          4.2 --Amendment to Articles of Incorporation of Sawtek Inc. (incorporated by reference to Form 8-K, File No. 000-28276).

          4.3 --1996 Bylaws of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-11523).

          5.1     --Opinion of Gray, Harris & Robinson, P.A.

         15.1     --Letter of Consent from Ernst & Young LLP

         23.1     --Consent of Gray, Harris & Robinson, P.A.  Reference is made to Exhibit 5.1.

         24.1     --Power of Attorney.  Reference is made to the signature page hereto.

         99.1     --Sawtek Inc. Stock Option Plan for Acquired Companies.

         Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida on the 10th day of March, 1998.

                                   SAWTEK INC.


                                   By:/s/Steven P. Miller
                                   Steven P. Miller
                                   Chairman and Chief Executive Officer


POWER OF ATTORNEY

         We, the undersigned, officers and directors of SAWTEK INC., hereby severally constitute Steven P. Miller and Raymond A. Link, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SAWTEK INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

     Signature                       Title                                Date

/s/Steven P. Miller       Chairman, Chief Executive Officer
Steven P. Miller          and Director                                   3/11/98

/s/Neal J. Tolar
Neal J. Tolar             Senior Vice President and Director             3/11/98

/s/Gary A. Monetti
Gary A. Monetti           President, Chief Operating Officer             3/11/98

/s/Raymond A. Link        Vice President, Finance and
Raymond A. Link           Chief Financial Officer                        3/11/98

/s/ Robert C. Strandberg
Robert C.Strandberg       Director                                       3/11/98

/s/ Bruce S. White
Bruce S. White            Director                                       3/11/98

/s/Willis C. Young
Willis C. Young           Director                                       3/11/98


                                 INDEX
        EXHIBIT
        NUMBER                                      DESCRIPTION

         4.1        --Amended and Restated Articles of Incorporation of Sawtek
                      Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

         4.2        --Amendment to Articles of Incorporation of Sawtek Inc.
                      (incorporated by reference to Form 8-K, File No.000-28276, as filed on 3/26/97).

         4.3        --1996 Bylaws of Sawtek Inc. (incorporated by reference to
                      Registration Statement on Form S-8, File No. 333-11523).

         5.1        --Opinion of Gray, Harris & Robinson, P.A.

        15.1        --Letter of Consent from Ernst & Young LLP

        23.1        --Consent of Gray, Harris & Robinson, P.A.  Reference is
                      made to Exhibit 5.1.

        24.1        --Power of Attorney.  Reference is made to the signature
                      page hereto.

        99.1        --Sawtek Inc. Stock Option Plan for Acquired Companies.

                                                                    Exhibit 5.1
                          GRAY, HARRIS & ROBINSON, P.A.
                                Attorneys at Law
                              201 East Pine Street
                                   Suite 1200
                             Orlando, Florida 32801
                                 (407) 843-8880

                                 March 11, 1998

Sawtek Inc.
1818 South Highway 441
Apopka, Florida  32703

         Re: SAWTEK INC. STOCK OPTION PLAN FOR ACQUIRED COMPANIES (the "Plan") - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on March 11, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock of Sawtek Inc. (the "Shares") to be distributed pursuant to the Plan. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                      Very truly yours,

                                      GRAY, HARRIS & ROBINSON, P.A.



                                      By:/s/William A. Grimm
                                      William A. Grimm

                                                                   Exhibit 15.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-00000) pertaining to the Sawtek Inc. Stock Option Plan for Acquired Companies of our report dated October 24, 1997 with respect to the consolidated financial statements of Sawtek Inc. for the year ended September 30, 1997 included in its Form 10-K (File No. 000-28276) filed with the Securities and Exchange Commission on November 12, 1997.



                                                         /s/Ernst & Young LLP
                                                         Ernst & Young LLP


Orlando, Florida
March 10, 1998

                                                                   Exhibit 99.1

                                   SAWTEK INC.
                    STOCK OPTION PLAN FOR ACQUIRED COMPANIES


         Sawtek Inc., a Florida corporation (the "Company"), hereby adopts the Sawtek Inc. Stock Option Plan for Acquired Companies (the "New Plan") for key employees and officers, present and future, of acquired companies or businesses in accordance with the following terms and conditions:

         1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to key employees and officers, present and future, of companies or businesses acquired by Sawtek Inc. or any of its subsidiaries by purchase, merger, or otherwise, collectively referred to as an "Acquired Entity," to purchase shares of the Company's Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986.

         2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

              (a) "Board of Directors" means the board of directors of the Company.

              (b) "Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

              (c) "Company" means Sawtek Inc., a Florida corporation.

              (d) "Eligible Employee" means all present and future executive, managerial, technical and other key employees of any Acquired Entity.

              (e) "Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an "incentive stock option," as defined in Section 422 of the Code.

              (f) "Non-qualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

              (g) "Option" means any unexercised and unexpired Incentive Stock option or Non-qualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

              (h) "Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

              (i) "Optionee" means any Eligible Employee who is granted an Option as provided in the Plan.

              (j) "Plan" shall mean the Company's Stock Option Plan for Acquired Companies.

              (k) "Stock" means authorized and unissued shares of the Company's Common Stock, or treasury shares of such class.

              (l)   "Subsidiary"   means  any  present  or  future   "subsidiary
corporation" of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by the Plan.

              (m) Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

              (n) Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine or neuter.

         3.   Stock Subject to Option.

              (a) Total Number of Shares. The total number of shares of Stock which may be issued by the Company to all otionees under this Plan is one million (1,000,000) shares.

              (b) Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

         4.   Administration of the Plan.

              (a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

              (b) Stock Option Plan Committee. The Board of Directors may from time to time appoint a Stock Option Plan Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

              (c) Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422 of the Code.

         5.   Selection of Optionees.

              (a) Discretion of the Board of Directors. All Eligible Employees shall be eligible to receive Options pursuant to this Plan. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Acquired Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Acquired Company, and (iv) such other factors as the Board of Directors deems relevant.

              (b) Limitation on Grant of Options. An Incentive Stock option may not be granted to any Optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000. Non-qualified Stock Options may be granted to Eligible Employees at the sole discretion of the Board of Directors.

         6. Option Agreement Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify such Options as Incentive Stock Options or Non-qualified Stock Options.

         7.   Option Prices.

              (a) Determination of Option Price. The option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company (a "Ten Percent Shareholder") shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option.

              (b) Determination of Fair Market Value,. For the purpose of this Plan, the fair market value of the Stock on the date of granting an Option (the "Grant Date") shall be the closing price on the Grant Date as published in the Wall Street Journal.

              (c) Determination of Stock Ownership. For purposes of paragraphs 7 and 8, an optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

              (d) No Repricing. No option granted under this Plan shall be amended to reduce the option price.

         8. Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option (five (5) years in the case of a Ten Percent Shareholder). An Option may be cancelled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof).

         9.   Exercise of Option.

              (a) Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement.

              (b) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in "Continuous Employment" with the Acquired Company, the Company, any Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable

                   (i) for a period ending ninety (90) days after the Optionee's Continuous Employment with the Company has terminated, unless the Optionee was terminated for cause, in which case the Option terminates on notice of termination of employment; or

                   (ii) by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment; or

                   (iii) within one (1) year after the Optionee's Continuous Employment terminates, if the Optionee becomes disabled (as defined in Section 22(e) of the Code) during Continuous Employment with the Company and such disability is the cause of termination.

              For purposes of this Plan, the term "Continuous Employment" shall mean service as a common law employee and the absence of any interruption or termination of employment (or termination of a consulting contract) by the Acquired Company, the Company, or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between the Acquired Company, the Company, or between any Subsidiary, or successor thereof. The term "cause" as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Acquired Company, the Company, or Subsidiary; (iv) recruitment of Acquired Company, the Company, or Subsidiary personnel on behalf of a competitor or potential competitor of the Acquired Company, the Company, or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Acquired Company, the Company, or Subsidiary, or any successor thereof.

              (c) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an Option, in whole or in part, by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

              (d) Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of cash, (or if permitted by the Board of Directors, shares of the Company's Common Stock or cancellation of a vested portion of the Stock Option), in an amount equal to the full option price of the shares of Stock being purchased. The Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

              (e) Delivery of Stock to Optionee. Provided the optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

         10. Non-transferability. Except as otherwise provided in paragraph 9(b)(ii) and (iii) hereof, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

         11.  Compliance with the Securities Laws.

              (a) Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his or her Option, he or she shall furnish a written statement to the Company that he or she is acquiring such shares of Stock for investment purposes only and that he or she has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Florida securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this subparagraph 11(a).

              (b) Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration, or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent, or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

              (c) Restrictions on Transfer of Shares. The shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

              (d) Restrictive Legend. In order to enforce the restrictions imposed upon shares of Stock under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

              The shares of Common Stock evidenced by this certificate have been issued under the Sawtek Inc. Stock Option Plan for Acquired Companies (the "Plan") and are subject to the terms and provisions of such Plan.

              These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

         12. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional shares.

         13. Reorganization, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is not a surviving corporation is involved, or the Company transfers substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefore are issued (within the meaning of Section 424(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

         14.  Dividends; Voting Stock.

              (a) Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

              (b) Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the shares of Stock purchased.

              (c) Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until exercise of the Option and the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

         15.   Amendment and Termination of the Plan.

              (a) No Amendment Without Shareholder Approval. This Plan may only be amended by obtaining the approval of the Company's shareholders.

              (b) Automatic Termination. This Plan shall terminate five (5) years after its approval by the shareholders of the Company, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 15(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 15(b) shall remain in effect until the Option is exercised or expires.

         16.  Miscellaneous.

              (a) Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company.

              (b) Effective Date of the Plan. The effective date of this Plan shall be the date of its approval by the shareholders of the Company.

              (c) Employment. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Acquired Company, the Company, or any Subsidiary, or any successor thereof, the right to continue in the employ of the Acquired Company, the Company, or any Subsidiary.

              (d) Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.

              (e) Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

              (f) Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

              (g) Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.